Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

TRxADE HEALTH, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee		Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid(1)	Equity	Common Stock, par value $0.00001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Equity	Preferred Stock, par value $0.00001 per share	Rule 457(o)	(2)	(3)	(3)		0
	Debt	Debt Securities	Rule 457(o)	(2)	(3)	(3)		0
	Other	Warrants	Rule 457(o)	(2)	(3)	(3)		0
	Other	Units	Rule 457(o)	(2)	(3)	(3)		0
	Total	n/a	Rule 457(o)	n/a	Unallocated (Universal) Shelf	$100,000,000.00	0.0000927	$9,270.00
Carry Forward Securities
Carry Forward Securities	Equity–	Common Stock, par value $ 0.00001 per share–	Rule 415(a)(6)	–		–				–	–	–	–
	Equity	Preferred Stock, par value $0.00001 per share	Rule 415(a)(6)
	Debt	Debt Securities	Rule 415(a)(6)
	Other	Warrants	Rule 415(a)(6)
	Other	Units	Rule 415(a)(6)
	Total	n/a	Rule 415(a)(6)	n/a(4)	n/a	$100,000,000 (4)	0.0000927	n/a		S-3	333-248473	August 28, 2020	$12,970.00(4)
	Total Offering Amount/Registration Fee					$100,000,000.00		$9,270.00	(4)
	Total Fees Previously Paid							$9,280	(4)
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)	Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act, based on the proposed maximum aggregate offering price.

(2)	There are being registered hereunder such indeterminate number of shares of common stock, preferred stock, debt securities and warrants to purchase common stock, preferred stock and debt securities as shall have an aggregate initial offering price not to exceed $100,000,000. The securities registered also include such indeterminate amounts and numbers of common stock, preferred stock and debt securities as may be issued upon conversion of or exchange for preferred stock, that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any such securities. If any debt securities are issued at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $100,000,000, less the aggregate dollar amount of all securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. No separate consideration will be received for any shares of common stock, preferred stock, or principal amounts of debt securities so issued upon conversion or exchange. The securities registered also include such indeterminate number of shares of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the antidilution provisions of any such securities. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock, preferred stock, debt securities, warrants, and units as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, pursuant to anti-dilution provisions of any of the securities or similar transactions. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities. Each unit will be issued under a unit agreement and will represent an interest in one or more purchase contracts and beneficial interests in debt securities or any other securities, in any combination, which may or may not be separable from one another.

(3)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The aggregate amount of the registrant’s common stock, preferred stock, debt securities and/or warrants registered hereunder that may be sold in “at the market” offerings for the account of the registrant is limited to that which is permissible under Rule 415(a)(4) under the Securities Act.

(4)	In accordance with Rule 415(a)(6) under the Securities Act, this registration statement carries over $100,000,000 of unsold securities previously registered under the registrant’s shelf registration statement on Form S-3 (Registration No. 333-248473) filed with the Securities and Exchange Commission on August 28, 2020 (the “Prior Registration Statement”), and declared effective on September 3, 2020. As of the date of this registration statement, the registrant has sold no securities under the Prior Registration Statement. The registrant hereby offsets any registration fee that may be due under this registration statement by the filing fee of $12,980.00 associated with the $100,000,000 of unsold securities previously registered in the primary offering under the Prior Registration Statement (the “Previously Paid Fee”). Pursuant to Rule 415(a)(6) under the Securities Act, the offering of the unsold securities registered in the primary offering under the Prior Registration Statement will be deemed terminated as of the effectiveness of this registration statement. As a result of the above, no registration fees are payable in connection with the offering of new securities under this Registration Statement.